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                                                                  EX-99.a.2.c.XX

                     FORM OF CERTIFICATE OF THE SECRETARY
                                      of
                               THE BRINSON FUNDS

     RESOLUTIONS RELATING TO THE ABOLISHMENT OF THE UBS INVESTMENT CLASS
                AND BRINSON FUND-CLASS N SHARES FOR EACH SERIES

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The Brinson Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1.  She is the duly elected, qualified and acting Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the
     "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") relating to the abolishment of the UBS Investment Class and Brinson Funds-Class N Shares of each series.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees at a meeting duly called and held on May 21, 2001 at which a quorum was present and acting throughout and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be
signed on this ___   day of ____, 2001.



(Trust Seal)
                                                      __________________________
                                                      Amy R. Doberman, Secretary
                                                      The Brinson Funds
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        Resolutions Adopted May 21, 2001 and Incorporated by Reference
                  Into the Agreement and Declaration of Trust
                             of The Brinson Funds
                             dated August 9, 1993
                  Pursuant to Article III, Section 6 thereof

     RESOLUTIONS RELATING TO THE ABOLISHMENT OF THE UBS INVESTMENT CLASS
                AND BRINSON FUND-CLASS N SHARES OF EACH SERIES

     RESOLVED, that the proposed restated Investment Advisory Agreements between the Trust and the Advisor, resulting from the: (i) addition of the Brinson Fund-Class A shares, the Brinson Fund-Class B shares and the Brinson Fund-Class C shares; (ii) the redesignation of the Brinson Fund-Class I shares as the Brinson Fund-Class Y shares; and (iii) the dissolution and liquidation of the UBS Investment Funds class of shares and Brinson Fund-Class N class of shares of each series of the Trust, are hereby approved; and

     FURTHER RESOLVED, that the appropriate officers of the Trust are hereby authorized and directed to execute the restated Investment Advisory Agreements, with such additional modifications as the officers of the Trust, with the advice of Trust counsel, shall deem appropriate, or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body.